DRAFT 6.18.14

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 19, 2014

ONEBEACON INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	1-33128	98-0503315
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

601 Carlson Parkway, Minnetonka Minnesota 55305
(Address of Principal Executive Offices) (Zip Code)

(952) 852-2431
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

DRAFT 6.18.14

Item 1.01	Entry into a Material Definitive Agreement.

On June 19, 2014, OneBeacon Insurance Group LLC (“OneBeacon,” a wholly owned subsidiary of OneBeacon Insurance Group, Ltd. (the “Company”)) entered into an amendment to the Stock Purchase Agreement dated October 17, 2012 (as amended, the “Stock Purchase Agreement”) by and between OneBeacon, Trebuchet US Holdings, Inc. (“Trebuchet”), a wholly-owned subsidiary of Armour Group Holdings Limited (together with Trebuchet, “Armour”). The amendment modifies the parties’ obligations with respect to the potential for additional required capital contributions by: (1) increasing the cap from $30.0 million to $36.7 million on the seller priority amount of additional required capital and the related seller priority surplus notes that would be issued to OneBeacon by the companies being sold to Armour (the “Transferring Companies”); (2) eliminating a cap on the overall level of surplus notes as a percentage of total surplus of the Transferring Companies; and (3) amending the forms of surplus notes to be issued by the Transferring Companies to specify the interest rate payable on the surplus notes by the Transferring Companies if principal remains outstanding after five years from the date of issuance. There was no change to the cap on the seller pari passu amount of additional required capital or the related seller pari passu surplus notes that would be issued to OneBeacon by the Transferring Companies. The parties also agreed to amend the forms of reinsurance agreement to be entered into at the closing of the transaction and extend the termination date of the Stock Purchase Agreement from July 31, 2014 to December 31, 2014.

Item 8.01    Other Events.

On June 23, 2014, the Company issued a press release (the “Press Release”) announcing progress towards the sale of its runoff business and affirming its projection that the closing of the transaction will occur during the second half of 2014. The Company also announced in the Press Release that the Pennsylvania Insurance Department (the “Department”) will hold a public informational meeting on July 23, 2014 and that the following documents filed with the Department by Armour as context for the public hearing are available on the Department’s website: (1) a proposed closing balance sheet pro forma as of June 30, 2014 which includes $80.9 million of seller financing in the form of surplus notes; (2) a summary report of an independent actuarial firm’s stochastic modeling of the proposed closing balance sheet; and (3) an amendment to the Stock Purchase Agreement in support of the proposed closing balance sheet. A copy of the Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

99.1(d)         Press Release of OneBeacon Insurance Group, Ltd. dated June 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEBEACON INSURANCE GROUP, LTD.

Dated: June 23, 2014	By: /s/ Paul H. McDonough ____________________________________________ Paul H. McDonough Chief Financial Officer